Exhibit 99.1

DTS Reports Third Quarter 2013 Financial Results

Network-Connected Markets Continue to Lead Growth

CALABASAS, Calif., Nov. 6, 2013 (GLOBE NEWSWIRE) -- DTS, Inc. (Nasdaq:DTSI) today announced financial results for the third quarter ended September 30, 2013.

"Our third quarter results reflect increasing penetration in the network-connected markets, which were up more than 100% year over year," said Jon Kirchner, chairman and CEO of DTS, Inc. "We continue to proactively position the business for future growth in a dynamic environment, and we are encouraged by the progress we are making in the connected television, mobile, PC and wireless audio categories. Our efforts are helping to lay the foundation for a transformative audio entertainment ecosystem. From our mobile Headphone:X technology, which is driving excitement among artists, labels, studios and product manufacturers, to Play-Fi, which is the only technology available that enables wireless audio in the home across Android, iOS and Windows, DTS is helping redefine the entertainment experience for today's connected consumer. As we enter the holiday period amidst some broader CE market weakness, we remain confident in our strategic direction and growth prospects as we look into 2014 and beyond."

Quarterly Financial Comparison
	Q3 2013	Q3 2012
Revenue	$28.2 million	$22.2 million
Year-over-year growth rate	27%	8%

GAAP Net income/(loss)	$2.0 million	$(19.1) million
GAAP Earnings/(loss) per share*	$0.11	$(1.04)

Non-GAAP Operating margin	21%	2%
Non-GAAP Net income/(loss)	$3.6 million	$(11.1) million
Non-GAAP Earnings/(loss) per share*	$0.19	$(0.61)

*Earnings/(loss) per diluted share net of tax

Other GAAP Results
	Q3 2013	Amount per diluted share*
Stock-based compensation	$2.8 million	$0.09
Amortization of intangibles	$2.5 million	$0.08
Acquisition and integration- related costs	$1.1 million	$0.04
Net adjustment to Phorus-related intangibles and contingent consideration	($2.5 million)	($0.08)

*Amount per diluted share net of tax

The Company generated $11.4 million in cash flow from operations during the third quarter of 2013, compared to $6.7 million during the third quarter of 2012, and closed the quarter with cash and investments totaling $81.1 million.

The GAAP and non-GAAP reconciling items for the third quarters of 2013 and 2012 can be found in the "Non-GAAP Financial Metrics" schedule attached to this press release and on the investor relations portion of the Company's website at www.DTS.com.

Business Outlook

The Company expects 2013 revenue in the lower end of its previously-stated range of $130 to $136 million.  Non-GAAP operating margin is expected to be in the low- to mid-20s and non-GAAP EPS in the range of $0.98 to $1.12 per diluted share based on a normalized 40% effective tax rate. Stock-based compensation expense is expected to be in the range of $0.38 to $0.41 per diluted share net of tax and amortization of intangibles is expected to be in the range of $0.32 to $0.35 per share net of tax in 2013. On a GAAP basis, the inclusion of the carrying value adjustments relating to the Phorus assets and liability noted above net to an increase in the Company's expected GAAP operating margin of approximately 2 percentage points and expected GAAP EPS of approximately $0.08 per diluted share. As a result, the Company expects a GAAP operating margin of approximately 5% to 8% and GAAP EPS in the range of $0.03 to $0.08 per diluted share.

The outlook is based on a number of assumptions that the Company believes are reasonable at the time of this press release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in the Company's filings with the Securities and Exchange Commission.

Use of Non-GAAP Financial Information

Included within this press release are non-GAAP financial measures that supplement the Company's Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company's actual results prepared under GAAP to exclude charges and the related income tax effect for stock-based compensation, the amortization of intangible assets, and certain acquisition and integration-related charges. In addition, the Company's GAAP tax rate is currently subject to substantial variability caused by three-year cumulative pre-tax losses in the US, which require the Company to record a valuation allowance against all US Federal deferred tax benefits. Management believes that the Company's inability to utilize its US deferred tax benefits is temporary, and as a result, the appropriate measure for its effective tax rate, until such time as the valuation allowance issue is resolved, is to impute a normalized 40% effective tax rate on the pre-tax earnings of the Company. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Consolidated Statements of Operations. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate DTS' financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures.

Conference Call Information for Wednesday, November 6, 2013

DTS will host a conference call and live webcast at 1:30 p.m. Pacific Time to discuss the third quarter results. To access the conference call, dial 1-877-941-6010 or 1-480-629-9770 (outside the U.S. and Canada). A live webcast of the call will be available from the Investor Relations section of the Company's corporate website at www.dts.com and via replay beginning two hours after the completion of the call. An audio replay of the call will also be available to investors beginning at 4:30 p.m. Pacific Time, November 6, 2013 through 11:59 p.m. Pacific Time, November 13, 2013, by dialing 1-800-406-7325 or 1-303-590-3030 (outside the U.S. and Canada) and entering pass code 4646564#.

About DTS, Inc.

DTS, Inc. (Nasdaq:DTSI) is a premier audio solutions provider for high-definition entertainment experiences—anytime, anywhere, on any device. DTS' audio solutions enable delivery and playback of clear, compelling high-definition audio, which is incorporated by hundreds of licensee customers around the world, into billions of consumer electronic devices. From a renowned legacy as a pioneer in high definition multi-channel audio, DTS became a mandatory audio format in the Blu-ray Disc™ standard and is now increasingly deployed in enabling digital delivery of compelling movies, music, games and other forms of digital entertainment to a growing array of network-connected consumer devices. DTS technology is in automotive audio systems, digital media players, DVD players, game consoles, home theaters, PCs, set-top boxes, smartphones, surround music content and every device capable of playing Blu-ray™ discs. Founded in 1993, DTS' corporate headquarters is located in Calabasas, California with its licensing operations headquartered in Limerick, Ireland. DTS also has offices in Los Gatos and Santa Ana, California, Washington, China, France, Hong Kong, Japan, Singapore, South Korea, Taiwan and the United Kingdom. Copyright 2013, DTS, Inc. DTS, the Symbol, and DTS and the Symbol together are registered trademarks of DTS, Inc. All other trademarks are the properties of their respective owners. All rights reserved.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS' results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expects," "believes," "intends," "strategy," "opportunity," "anticipates" and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; any statements regarding the Company's future use of deferred tax benefits and future effective tax rates; any statements regarding anticipated growth in the network-connected markets and in the Blu-ray, automotive and home AV markets; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the continued decline in optical disc-based product sales, our ability to penetrate the on-line and mobile content delivery market and adapt our technologies for that market, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the Company's inclusion in or exclusion from governmental and industry standards, continued customer acceptance of the Company's technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the continued release and availability of entertainment content containing DTS audio soundtracks, success of the Company's research and development efforts, risks related to integrating acquisitions, greater than expected costs, the departure of key employees, negative trends in the general economy, continued weakness in the global financial markets and decreases in consumer confidence, a loss of one or more of our key customers or licensees, changes in domestic and international market and political conditions, unanticipated changes in our tax provisions and other risks and uncertainties more fully described in DTS' public filings with the Securities and Exchange Commission, including DTS' most recent Forms 10-K and 10-Q, available at www.sec.gov. Readers are urged not to place undue reliance on these forward looking statements, which speak only as of the date of this press release. DTS does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

DTS-I

DTS, INC.

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share amounts)

	As of	As of
	September 30,	December 31,
	2013	2012

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 73,586	$ 57,831
Short-term investments	2,542	14,214
Accounts receivable, net of allowance for doubtful accounts of $1,061 and $679 at September 30, 2013 and December 31, 2012, respectively	6,916	9,460
Deferred income taxes	1,395	1,998
Prepaid expenses and other current assets	4,282	4,875
Income taxes receivable	3,113	5,107
Total current assets	91,834	93,485
Property and equipment, net	31,009	33,325
Intangible assets, net	52,296	61,400
Goodwill	48,418	48,418
Deferred income taxes	4,320	605
Long-term investments	5,002	5,000
Other assets	4,824	4,826
Total assets	$ 237,703	$ 247,059

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 2,905	$ 2,796
Accrued expenses	9,947	15,861
Deferred revenue	9,217	7,659
Total current liabilities	22,069	26,316
Long-term debt	30,000	30,000
Other long-term liabilities	5,604	9,817

Stockholders' equity:
Preferred stock -- $0.0001 par value, 5,000 shares authorized at September 30, 2013 and December 31, 2012; no shares issued and outstanding	—	—
Common stock -- $0.0001 par value, 70,000 shares authorized at September 30, 2013 and December 31, 2012; 20,897 and 20,710 shares issued at September 30, 2013 and December 31, 2012, respectively; 17,985 and 18,208 outstanding at September 30, 2013 and December 31, 2012, respectively	3	3
Additional paid-in capital	222,796	213,787
Treasury stock, at cost - 2,912 and 2,502 shares at September 30, 2013 and December 31, 2012, respectively	(68,266)	(59,848)
Accumulated other comprehensive income	743	659
Retained earnings	24,754	26,325
Total stockholders' equity	180,030	180,926

Total liabilities and stockholders' equity	$ 237,703	$ 247,059

DTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(Unaudited)

Revenue	$ 28,159	$ 22,235	$ 88,075	$ 70,874
Cost of revenue	2,433	2,105	7,167	2,493
Gross profit	25,726	20,130	80,908	68,381
Operating expenses:
Selling, general and administrative	18,784	25,322	59,223	57,311
Research and development	7,490	7,625	23,011	16,915
Change in fair value of contingent consideration	(5,300)	--	(5,300)	--
Impairment of intangible assets	2,820	--	2,820	--
Total operating expenses	23,794	32,947	79,754	74,226
Operating income (loss)	1,932	(12,817)	1,154	(5,845)
Interest and other income (expense), net	(27)	19	(446)	(67)
Income (loss) before provision for income taxes	1,905	(12,798)	708	(5,912)
Provision (benefit) for income taxes	(83)	6,288	2,279	9,884
Net income (loss)	$ 1,988	$ (19,086)	$ (1,571)	$ (15,796)

Net income (loss) per common share:
Basic	$ 0.11	$ (1.04)	$ (0.09)	$ (0.92)
Diluted	$ 0.11	$ (1.04)	$ (0.09)	$ (0.92)

Weighted average shares outstanding:
Basic	18,191	18,329	18,239	17,104
Diluted	18,445	18,329	18,239	17,104

DTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$ 1,988	$ (19,086)	$ (1,571)	$ (15,796)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,952	3,578	11,710	6,292
Stock-based compensation charges	2,849	2,842	8,774	8,358
Deferred income taxes	(1,936)	7,158	(3,241)	3,185
Tax benefits (shortfalls) from stock-based awards	58	(2,967)	(333)	108
Excess tax shortfalls (benefits) from stock-based awards	(72)	2,966	(48)	(312)
Change in fair value of contingent consideration	(5,300)	--	(5,300)	--
Impairment of intangible assets	2,820	--	2,820	--
Other	481	241	562	381
Changes in operating assets and liabilities, net of business acquisitions:
Accounts receivable	4,591	5,292	2,544	6,366
Prepaid expenses and other assets	(160)	(204)	170	(325)
Accounts payable, accrued expenses and other liabilities	15	4,863	(4,614)	6,301
Deferred revenue	860	1,918	1,558	2,390
Income taxes receivable	1,234	57	1,994	349
Net cash provided by operating activities	11,380	6,658	15,025	17,297
Cash flows from investing activities:
Purchases of held-to-maturity investments	--	--	--	(3,450)
Purchases of available-for-sale investments	(9)	--	(5,014)	(42,074)
Maturities of held-to-maturity investments	--	2,585	--	20,120
Maturities of available-for-sale investments	1,244	3,147	16,684	22,092
Sales of held-to-maturity investments	--	9,109	--	9,109
Sales of available-for-sale investments	--	24,760	--	24,760
Cash paid for business acquisitions, net	--	(59,616)	--	(59,616)
Purchases of property and equipment	(967)	(1,370)	(2,322)	(2,813)
Purchases of intangible assets	(332)	(242)	(816)	(422)
Net cash provided by (used in) investing activities	(64)	(21,627)	8,532	(32,294)
Cash flows from financing activities:
Proceeds from the issuance of common stock under stock-based compensation plans	69	36	1,472	1,411
Repurchases and retirement of common stock for restricted stock tax withholdings	(100)	(11)	(904)	(966)
Excess tax benefits (shortfalls) from stock-based awards	72	(2,966)	48	312
Proceeds from long-term borrowings	--	30,000	--	30,000
Purchases of treasury stock	(5,664)	(3,846)	(8,418)	(5,881)
Net cash provided by (used in) financing activities	(5,623)	23,213	(7,802)	24,876
Net change in cash and cash equivalents	5,693	8,244	15,755	9,879
Cash and cash equivalents, beginning of period	67,893	48,579	57,831	46,944
Cash and cash equivalents, end of period	$ 73,586	$ 56,823	$ 73,586	$ 56,823

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)

The following tables show the Company's GAAP financial metrics reconciled to non-GAAP financial metrics included in this release.

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Cost of revenue:
GAAP cost of revenue	$ 2,433	$ 2,105	$ 7,167	$ 2,493
Amortization of intangible assets	2,267	2,037	6,705	2,400
Non-GAAP cost of revenue	$ 166	$ 68	$ 462	$ 93

Selling, general and administrative:
GAAP selling, general and administrative	$ 18,784	$ 25,322	$ 59,223	$ 57,311
Amortization of intangible assets	274	210	788	297
Stock-based compensation	2,139	2,258	6,644	6,682
Acquisition and integration related costs*	1,131	7,286	1,528	10,057
Non-GAAP selling, general and administrative	$15,240	$ 15,568	$ 50,263	$ 40,275

Research and development:
GAAP research and development	$ 7,490	$ 7,625	$ 23,011	$ 16,915
Amortization of intangible assets	--	--	--	90
Stock-based compensation	710	584	2,130	1,676
Acquisition and integration related costs*	--	882	38	894
Non-GAAP research and development	$ 6,780	$ 6,159	$ 20,843	$ 14,255

Operating income (loss):
GAAP operating income (loss)	$ 1,932	$ (12,817)	$ 1,154	$ (5,845)
Amortization of intangible assets	2,541	2,247	7,493	2,787
Stock-based compensation	2,849	2,842	8,774	8,358
Acquisition and integration related costs*	1,131	8,168	1,566	10,951
Change in fair value of contingent consideration	(5,300)	--	(5,300)	--
Impairment of intangible assets	2,820	--	2,820	--
Non-GAAP operating income	$ 5,973	$ 440	$16,507	$ 16,251
Non-GAAP operating income as a % of revenue	21%	2%	19%	23%

Net income (loss):
GAAP net income (loss)	$ 1,988	$(19,086)	$ (1,571)	$ (15,796)
Amortization of intangible assets	2,541	2,247	7,493	2,787
Stock-based compensation	2,849	2,842	8,774	8,358
Acquisition and integration related costs*	1,131	8,168	1,566	10,951
Change in fair value of contingent consideration	(5,300)	--	(5,300)	--
Impairment of intangible assets	2,820	--	2,820	--
Tax impact of the above items	(2,461)	(5,303)	(4,145)	(7,695)
Non-GAAP net income (loss)	$ 3,568	$ (11,132)	$ 9,637	$ (1,395)

Non-GAAP diluted income (loss) per common share	$ 0.19	$ (0.61)	$ 0.52	$ (0.08)

Weighted average shares outstanding:	18,445	18,329	18,457	17,104

* On July 20, 2012, DTS completed its acquisition of SRS Labs, Inc. in a cash-and-stock transaction.
On July 5, 2012, DTS completed its acquisition of assets from Phorus, Inc. and Phorus, LLC.

Non-GAAP Financial Targets

The following tables show the Company's fiscal year 2013 GAAP guidance reconciled to non-GAAP financial targets.

	Fiscal Year 2013
	Low	High

Operating income as a % of revenue:

GAAP operating income as a % of revenue	5%	8%
Amortization of intangible assets	8%	9%
Stock-based compensation	9%	10%
Change in fair value of contingent consideration	-4%	-4%
Impairment of intangible assets	2%	2%
Acquisition and integration related costs*	1%	1%
Non-GAAP operating income as a % of revenue	21%	26%

Net income per diluted share:

GAAP net income per diluted share	$ 0.03	$ 0.08
Amortization of intangible assets	0.53	0.59
Stock-based compensation	0.63	0.68
Change in fair value of contingent consideration	(0.29)	(0.29)
Impairment of intangible assets	0.15	0.15
Acquisition and integration related costs*	0.07	0.09
Tax adjustments	(0.14)	(0.18)
Non-GAAP net income per diluted share	$ 0.98	$ 1.12

Weighted average shares used to compute Non-GAAP net income per diluted share (millions)	18.5	18.5

CONTACT: Media & Investor Contacts

         Sard Verbinnen & Co for DTS, Inc.
         John Christiansen/Jenny Gore
         jchristiansen@sardverb.com/jgore@sardverb.com
         (415) 618-8750/(312) 895-4700